Exhibit 24.1

GENERAL DYNAMICS CORPORATION

POWER OF ATTORNEY

REGARDING FORM S-3 REGISTRATION STATEMENT

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, JASON W. AIKEN and GREGORY S. GALLOPOULOS as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any Registration Statement on Form S-3, and any and all amendments thereto (including, without limitation, any post-effective amendments thereto), for the registration of certain securities of General Dynamics Corporation under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that each said attorney-in-fact and agent or substitute or substitutes therefor may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 10th day of March, 2021.

/s/ James S. Crown James S. Crown	/s/ William A. Osborn William A. Osborn

/s/ Rudy F. deLeon Rudy F. deLeon	/s/ Catherine B. Reynolds Catherine B. Reynolds

/s/ Cecil D. Haney Cecil D. Haney	/s/ Laura J. Schumacher Laura J. Schumacher

/s/ Mark M. Malcolm Mark M. Malcolm	/s/ Robert K. Steel Robert K. Steel

/s/ James N. Mattis James N. Mattis	/s/ John G. Stratton John G. Stratton

/s/ Phebe N. Novakovic Phebe N. Novakovic	/s/ Peter A. Wall Peter A. Wall

/s/ C. Howard Nye C. Howard Nye